FOR IMMEDIATE RELEASE
For: Great American Financial Resources, Inc.	Contact: Mark F. Muething
250 E. Fifth Street	Executive Vice President
Cincinnati, OH 45202	513-333-5515

Web Site: http://www.gafri.com

GREAT AMERICAN FINANCIAL RESOURCES REPORTS

3RD QUARTER RESULTS

CINCINNATI, OHIO - October 16, 2003 - Great American Financial Resources, Inc. (NYSE: GFR) today reported net earnings for the 2003 third quarter of $19.9 million ($0.46 per share) compared to $2.0 million ($0.05 per share) in the third quarter of 2002. For the first nine months of 2003, net earnings were $35.2 million ($0.82 per share) compared to $3.6 million ($0.08 per share) for the same period in 2002.

Many investors and analysts focus on "core net operating earnings" of companies, setting aside items which are not considered to be part of the ongoing earnings of the company. Core net operating earnings, which exclude the effects of realized gains (losses) and an accounting change, were $19.5 million ($0.45 per share) for the third quarter of 2003 compared to $15.9 million ($0.37 per share) in the third quarter of 2002.

Core net operating earnings for the first nine months of 2003 were $42.4 million ($0.99 per share) compared to $55.0 million ($1.29 per share) in 2002. Results for the first nine months of 2003 reflect an aftertax charge to earnings of $8.1 million ($0.19 per share) related to the negative effect of lower interest rates on GAFRI's fixed annuity operations. The charge, which was taken in the second quarter of 2003, had no effect on the statutory surplus or earnings of GAFRI's insurance subsidiaries. Based on the current interest rate environment, GAFRI does not anticipate any additional material write-offs in the foreseeable future.

GAFRI's investment portfolio remains high in quality, with 94% of its bonds rated investment grade. At September 30, 2003, net unrealized gains in GAFRI's investment portfolio totaled $389 million (pretax), consisting of $359 million of unrealized gains on fixed maturities and $30 million of unrealized gains on equity securities.

GAFRI's statutory premiums of approximately $910 million in the first nine months of 2003 were slightly lower than in the same period in 2002. Annuity production has slowed recently as the Company has maintained its pricing targets and its commission and interest crediting discipline during the recent period of historically low interest rates.

Details of the financial results can be found in the accompanying schedule.

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Rights Offering

As previously announced, in September 2003, GAFRI raised nearly $60 million through the sale of 4.3 million newly issued common shares in a rights offering. The Company contributed $25 million of the proceeds to Great American Life Insurance Company (GALIC), its principal insurance subsidiary and used $30 million to pay down amounts borrowed under its bank credit line. Approximately $5 million remained at the parent company for general corporate purposes.

As a result of the rights offering, GAFRI's stockholders' equity and GALIC's statutory capital are at their highest levels in the history of the companies. Additionally, GAFRI's debt to capital ratios and GALIC's insurance capital adequacy ratios are at their strongest levels ever.

A.M. Best Affirms "A (Excellent)" Rating; Outlook Stable

On September 30, 2003, A.M. Best affirmed the "A (Excellent)" rating of GALIC and GAFRI's other insurance subsidiaries, Annuity Investors Life Insurance Company, Loyal American Life Insurance Company and Great American Life Assurance Company of Puerto Rico. The outlook on all of these companies is "Stable." In affirming the rating, A.M. Best cited the capital levels and ratios mentioned above, as well as GAFRI's and GALIC's investment management expertise, high quality investment portfolio, expense reduction strategies, financial strength, solid operating performance and favorable liquidity position.

GAFRI's subsidiaries include Great American Life Insurance Company, Annuity Investors Life Insurance Company, United Teacher Associates Insurance Company, Loyal American Life Insurance Company, Great American Life Assurance Company of Puerto Rico, and Manhattan National Life Insurance Company. Through these companies, GAFRI markets fixed and variable annuities and a variety of life, supplemental health and long-term care insurance.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Future results could differ materially from those projected. Factors that could cause such differences include, but are not limited to: changes in economic conditions, regulatory actions and competitive pressures. Forward-looking statements are made only as of the date of their release and GAFRI does not have any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Conference Call

GAFRI's results will be discussed as part of a conference call being conducted by American Financial Group, Inc., GAFRI's 82% shareholder. The call will be held at 11:30 a.m. (EDT) Wednesday, October 29. Toll-free telephone access will be available by dialing 1-800-946-0782. Please dial in 5 to 10 minutes prior to the scheduled start time of the call. A replay of the call will also be available two hours following the completion of the call, at around 2:30 p.m. (EDT) and will run until 8:00 p.m. on November 5, 2003. To listen to the replay, dial 1-888-203-1112 and provide the confirmation code 778988. The conference call will also be broadcast over the Internet. To listen to the call via the Internet, go to AFG's website, www.amfnl.com, and follow the instructions at the Webcast link.

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GREAT AMERICAN FINANCIAL RESOURCES, INC.

Condensed Income Statement

(In millions, except per share amounts)
	Three months ended September 30,		Nine months ended September 30,

	2003	2002	2003	2002
Revenues:
Net investment income	$127.1	$131.8	$382.2	$395.0
Life, accident and health premiums (a)	83.9	81.0	246.6	224.6
Other income	26.9	30.3	65.6	71.5
Total revenues	237.9	243.1	694.4	691.1

Benefits and expenses:
Benefits to policyholders (b)	134.5	138.3	412.6	400.1
Insurance acquisition expenses (b)	27.4	31.1	87.0	81.1
Interest and other financing expenses	6.2	5.9	18.2	17.8
Other expenses	41.2	45.3	116.3	118.1
Total benefits and expenses	209.3	220.6	634.1	617.1

Core operating earnings	28.6	22.5	60.3	74.0
Related income taxes	9.1	6.6	17.9	19.0

Core net operating earnings	19.5	15.9	42.4	55.0

Non-operating items, aftertax:
Realized gains (losses) (c)	0.4	(13.9)	(7.2)	(33.7)
Cumulative effect of accounting change (d)	-	-	-	(17.7)
Net income	$ 19.9	$ 2.0	$ 35.2	$ 3.6

Average common shares outstanding - diluted	43.0	42.6	42.7	42.7

Diluted earnings per share data:
Core net operating earnings	$ 0.45	$ 0.37	$ 0.99	$ 1.29
Realized gains (losses) (c)	0.01	(0.32)	(0.17)	(0.79)
Cumulative effect of accounting change (d)	-	-	-	(0.42)
Diluted net income per common share	$ 0.46	$ 0.05	$ 0.82	$ 0.08

Supplemental Annuity Premium Information (a)
Traditional Fixed Annuity Premiums	$141.4	$214.7	$559.0	$514.1
Variable Annuity Premiums	30.9	37.3	95.8	146.0
Equity-Indexed Annuity Premiums	1.4	15.9	5.5	43.7

  For GAAP income statement purposes, annuity premiums are accounted for as deposits rather than revenues.

  Year to date 2003 amounts reflect a second quarter, non-cash charge of $12.5 million to write-off a portion of deferred acquisition costs and increase certain insurance accruals due primarily to changes in assumptions related to investment yields.

  Realized gains (losses) include aftertax provisions for impairments on investments of $3.1 million and $20.0 million, respectively, in the third quarters of 2003 and 2002, and $25.1 million and $50.1 million, respectively, in the first nine months of 2003 and 2002.

  Reflects the implementation of an accounting change related to goodwill mandated by SFAS 142.